UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 27, 2026

CO2 ENERGY TRANSITION CORP.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-42417	87-2950691
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1334 Brittmoore Rd, Suite 190 Houston, Texas	77043
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (847) 791-6817

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	NOEM	The Nasdaq Stock Market LLC
Warrants	NOEMW	The Nasdaq Stock Market LLC
Rights	NOEMR	The Nasdaq Stock Market LLC
Units	NOEMU	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)	On July 27, 2026, Brady Rodgers, President and Chief Executive Officer of CO2 Energy Transition Corp. (the “Registrant”) resigned his positions as President and Chief Executive Officer and as a director. His resignation was not due to a disagreement as to the Registrant’s operations, policies or practices.

(c)	Effective July 29, 2026, Charles Fox, Chairman of the Board of the Registrant, was elected by the Board of Directors as President and Chief Executive Officer. He will continue to serve on the Board of Directors of the Registrant as Chairman.

Mr. Fox is chief executive officer and co-founder of Windy Cove Energy II, an oil and gas producer, and Pure Earth Plasma Holdings, which are investors in the sponsor entity, CO2 Energy Transition, LLC. Prior to Pure Earth and Windy Cove Energy II, he co-founded and led Windy Cove Energy as its chief executive officer from 2014 — 2016. Previously, he was vice president of operations and engineering for Kinder Morgan CO2 Company (2000 — 2013). Mr. Fox is a co-author of the SPE monograph, Practical Aspects of CO2 Flooding and was an SPE distinguished lecturer on carbon capture utilization and storage. He has taught numerous classes about CO2 flooding and carbon storage. He holds an M.S. degree in petroleum engineering from Stanford University and a B.S. degree in mechanical engineering from Rice University. He is a registered professional engineer in Texas and New Mexico.

There are no transactions between the Registrant and Mr. Fox that are required to be disclosed pursuant to the requirements of Item 404(a) of Regulation S-K.

(d)	Effective July 29, 2026, Andrew Martin was appointed to the Board of Directors of the Registrant for a term to expire at the next annual meeting of stockholders or until his successor is elected and qualified. He was not appointed pursuant to any agreement with any other party.

Andrew J. Martin “Andy” is the Founder & Managing Partner of Challenge Group International, LLC a private family office investment company with affiliates in private equity funds and related ownership in many different entities. He is also President of the CO2 Energy Transition, LLC the sponsor group for the Registrant. Additionally, he serves on several private equity boards including Echo Energy Partners, LLC & on several of the related companies to same. He is also Chairman of the board of Wellpath Energy Services, LLC an international directional drilling company. He most recently joined the board of Reynolds Lift technologies, LLC a US based electronic submersible pumps company serving the energy industry. He is also very active in the non - profit community serving as Chairman and a long term board member of Recenter Houston, a 72 year old organization helping young people in their journey to reach sobriety and addressing mental health issues.

There are no transactions between the Registrant and Mr. Martin that are required to be disclosed pursuant to the requirements of Item 404(a) of Regulation S-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 31, 2026

CO2 ENERGY TRANSITION CORP.

By:	/s/ Harold R. DeMoss III
Name:	Harold R. DeMoss III
Title:	Chief Financial Officer

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